Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 (Post-Effective Amendment No. 2, No. 333-162033) of our reports dated March 4, 2011 relating to the financial statements of Teucrium Trading, LLC, Teucrium Commodity Trust, and Teucrium Corn Fund, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 8, 2011